EXHIBIT 5.1

April 1, 2014

GTT Communications, Inc.
8484 Westpark Drive, Suite 720
McLean, Virginia 22101

Re:
Registration Statement on Form S-3; $200,000,0000 Aggregate Offering Price of Securities of GTT Communications, Inc. and 1,000,000 shares of Common Stock of GTT Communications, Inc. for Sale by Selling Stockholders

Ladies and Gentlemen:

We have acted as special counsel to GTT Communications, Inc., a Delaware corporation (the “Company”), in connection with the filing on April 1, 2014, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $200,000,000 in aggregate offering price of securities for sale by the Company from time to time and the registration of 1,000,000 shares of Common Stock (as defined below) for sale by certain selling stockholders from time to time.  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein with respect to the issuance of the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units (each as defined below).

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”).  The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  The Registration Statement registers the offering by the Company of:

(1)	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

(2)	one or more series of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

GTT Communications, Inc.
April 1, 2014

(3)	one or more series of debt securities of the Company, which may be either senior, senior subordinated or subordinated debt securities (the “Debt Securities”);

(4)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(5)	units consisting of two or more of the Securities (as defined below) (the “Units”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants or Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.”  Any Debt Securities may be exchangeable for and/or convertible into shares of Common Stock or Preferred Stock or into other securities.  The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock or into other securities.  The Debt Securities may be issued pursuant to an indenture by and between the Company and a financial institution to be identified therein as trustee in the form included as Exhibit 4.5 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).  The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent.   The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent.  The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively called the “Agreements.”

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  As to certain factual matters, we have relied upon certificates of the officers of the Company and have not independently sought to verify such matters.

Our opinions herein are subject to the following assumptions and qualifications:

(a)   We have assumed the genuineness and authenticity of all signatures; the authenticity and completeness of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

(b)   With respect to our opinion set forth in paragraphs 1 and 2 below, we have assumed that at the time of any issuance and sale of the Common Stock or the Preferred Stock:

GTT Communications, Inc.
April 1, 2014

(i) a sufficient number of shares of Common Stock or Preferred Stock, as applicable, will be authorized and available for issuance and the issuance and sale of such shares of Common Stock or Preferred Stock, as applicable, will be duly authorized by the  Board of Directors of the Company, and (ii) the issuance and sale of the Common Stock or a series of Preferred Stock, as applicable, will be in conformity with the Company’s then operative amended and restated certificate of incorporation and amended and restated bylaws, in each case as then amended.

(c)   We have assumed that any Debt Securities, Warrants or Units offered under the Registration Statement, and the related Indenture, Warrant Agreement or Unit Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

(d)   We have assumed that (i) with respect to any Securities being issued upon conversion of any convertible Preferred Stock, the applicable convertible Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable; and (ii) with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e)   We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.  We note that we are not members of the Bar of the State of Delaware and our knowledge of the General Corporation Law is derived from a reading of the most recent compilation of such statute available to us without consideration of any judicial or administrative interpretations thereof.

(f)   We express no opinion as to any provision of the Debt Securities that: (i) relates to the subject matter jurisdiction of any federal court of the United States or any federal appellate court to adjudicate any controversy related to the Debt Securities or (ii) contains a waiver of an inconvenient forum. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

(g)   We express no opinion as to the enforceability of any provision of the Securities or the Documents to the extent such provision may be subject to, and affected by (A) applicable bankruptcy, insolvency, moratorium, receivership, assignment for the benefit of creditors or other similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent conveyance or transfer laws) and judicially developed doctrines in this area, such as equitable subordination and substantive consolidation of entities, (B) equitable principles, whether considered in a proceeding in equity or at law (including specific performance, injunctive relief or other equitable remedies), (C) an implied covenant of

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April 1, 2014

good faith, diligence, reasonableness or fair dealing, concepts of materiality and the requirement that the right, remedy or penalty sought to be proportionate to the breach, default or injury, (D) possible judicial action giving effect to foreign laws or foreign governments or judicial action affecting or relating to the rights or remedies of creditors, and (E) compliance with, and limitations imposed by, procedural requirements relating to the exercise of remedies.  In addition, we express no opinion with respect to the enforceability of any provision of the Securities or the Documents providing for any indemnification, contribution, hold harmless, release or exculpation, the enforceability of which may be limited by applicable federal and state securities laws and general principles of public policy.

(h)   We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xv) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvi) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xvii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xviii) the severability, if invalid, of provisions to the foregoing effect.

(i)   We have assumed (i) that each of the Agreements, Debt Securities, Warrants and Units (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (iii) the absence of fraud, misrepresentation, omission or deceit by any person in connection with the negotiation, execution, delivery and performance of the Documents.  We have also assumed the absence of any mutual mistake of fact or

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April 1, 2014

misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Documents.

(j)   In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Company shall not have been dissolved, (ii) the due authorization of the issuance and sale of any Security shall not have been modified or rescinded, (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security, (iv) all securities into which a Security may be convertible or exercisable have been duly and validly reserved by the Company, and (v) none of the terms of any Security to be established subsequent to the date hereof nor the  issuance and delivery thereof or the compliance by the Company with the terms thereof will violate any law, rule or regulation or will result in a violation of any provision of any contract, agreement or instrument then binding upon the Company or any restriction imposed by any court or any governmental or regulatory authority, agency or body having jurisdiction over the Company.

On the basis of the foregoing assumptions and subject to the foregoing qualifications, we are of the opinion that:

1.   When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.   When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.   When the Indenture has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular Debt Security have been duly established in accordance with such Indenture and authorized by all necessary corporation action of the Company, and such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor, in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action and its issuance and sale has been duly authorized by all necessary corporate action of the Company, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

GTT Communications, Inc.
April 1, 2014

4.   When a Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants and the relevant warrant certificates, as applicable, have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Warrant Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.   When a Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit Agreement and authorized by all necessary corporate action of the Company, and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Unit Agreement and in the manner contemplated by the Registration Statement and/or the Prospectus and related Prospectus Supplement(s) and by such corporate action (assuming the constituent securities of the Units have been duly authorized for issuance by all necessary corporate action), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinions set forth in this letter are based upon the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

Very truly yours,

/s/ Kelley Drye & Warren LLP